Exhibit 99.1
For More Information Contact:
Justine E. Koenigsberg
Senior Director, Corporate Communications
(617) 914-3494
FOR IMMEDIATE RELEASE
ViaCell Reports Third Quarter 2007 Financial Results
Cambridge, MA (November 9, 2007) ¯ ViaCell, Inc. (Nasdaq: VIAC) today announced its consolidated financial results for the third quarter ended September 30, 2007.
Sales of ViaCord®, ViaCell’s product for the preservation of umbilical cord blood, generated revenues of $18.0 million in the third quarter of 2007, representing a 24% increase over the $14.5 million of ViaCord revenues in the same period in 2006, reflecting increases in both processing and storage revenues. Gross margin from ViaCord sales for the third quarter of 2007 was 83% of product revenues compared to 80% in the third quarter of 2006.
Total operating expenses in the third quarter of 2007 were $22.6 million compared to $19.9 million for the same period in 2006 reflecting an increase in sales and marketing expenses partially offset by reduced research and development expenses and general and administrative expenses. Sales and marketing expenses for the third quarter of 2007 were $12.4 million compared to $9.9 million in the third quarter of 2006. The increase in sales and marketing expenses is a direct result of ViaCell’s investments in ViaCord sales and marketing initiatives, including its Mothers Work collaboration which commenced in the first quarter of 2007. Research and development expenses for the third quarter of 2007 were $2.8 million compared to $3.6 million for the third quarter of 2006. General and administrative expenses for the third quarter of 2007 were $4.4 million compared to $4.5 million in the third quarter of 2006.
The Company’s net loss for the third quarter of 2007 was $4.0 million, or $0.10 per share, compared to a net loss of $4.5 million, or $0.12 per share, for the corresponding period in 2006.
As of September 30, 2007, ViaCell had $43.3 million in cash, cash equivalents, and investments.
On October 1, 2007, ViaCell announced it had signed a definitive agreement with PerkinElmer, Inc. under which PerkinElmer has agreed to acquire ViaCell. Under the agreement, PerkinElmer has agreed to pay $7.25 in cash for each share of ViaCell common stock. Closing of the transaction is subject to, among other things, the tender to PerkinElmer by ViaCell shareholders of more than 50% of ViaCell’s outstanding shares of common stock. Pursuant to the agreement, on October 12, 2007, PerkinElmer commenced a tender offer for shares of ViaCell’s common stock. ViaCell’s Board of Directors has unanimously recommended that shareholders tender their shares and adopt the merger agreement. The transaction is expected to close in the fourth quarter of 2007.
About ViaCell
ViaCell, Inc. is a biotechnology company dedicated to enabling the widespread application of human cells as medicine. The Company markets ViaCord®, a product offering through which families can preserve their baby’s umbilical cord blood at the time of birth for possible future medical use in treating over 40 diseases including certain blood cancers and genetic diseases. The Company is also working to leverage its commercial infrastructure and product development capabilities by developing ViaCyteSM, a product candidate being studied for its potential to broaden reproductive choices for women through the cryopreservation of human unfertilized eggs. ViaCell also conducts research and development primarily to investigate other potential therapeutic uses of umbilical cord blood-derived stem cells and on technology for expanding populations of these cells. ViaCell’s pipeline is focused in the areas of cancer, cardiac disease, and diabetes. Additional information about ViaCell is available online at http://www.viacellinc.com.
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ViaCell Reports Third Quarter 2007 Results, Page 2
Important Additional Information Has Been Filed with the Securities and Exchange Commission (SEC)
This press release is neither an offer to purchase nor a solicitation of an offer to sell shares of ViaCell, Inc. On October 12, 2007, PerkinElmer filed with the SEC and mailed to ViaCell’s stockholders a Tender Offer Statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal and other related documents, and ViaCell filed with the SEC and mailed to its stockholders a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 in connection with the transaction. These documents contain important information about PerkinElmer, ViaCell, the transaction and other related matters. Investors and security holders are urged to read each of these documents carefully when they are available.
Investors and security holders may obtain free copies of the Tender Offer Statement, the Tender Offer Solicitation/Recommendation Statement and other documents filed with the SEC by PerkinElmer and ViaCell through the Web site maintained by the SEC at http://www.sec.gov. In addition, investors and security holders may obtain free copies of these documents by contacting the Investor Relations departments of PerkinElmer or ViaCell.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding the expected timetable for completing the transaction with PerkinElmer. These statements are based on management’s current expectations, and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the Company’s current expectations including the possibility that certain closing conditions to the transaction will not be met. For more detailed information on the risks and uncertainties associated with these forward-looking statements and the Company’s other activities, see the periodic reports filed by the Company with the Securities and Exchange Commission. The Company does not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.
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ViaCell Reports Third Quarter 2007 Results, Page 3
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Processing and storage revenues	$18,004	$14,466	$48,096	$39,765
Grant revenues	—	201	95	521

Total revenues	18,004	14,667	48,191	40,286
Operating expenses:
Cost of processing and storage revenues	2,974	2,893	8,237	7,757
Research and development	2,835	3,570	8,824	10,696
Sales and marketing	12,375	9,901	35,404	27,818
General and administrative	4,427	4,474	13,542	14,124
In-process research and development	—	—	(2,155)	—
Restructuring	—	(890)	267	(1,070)

Total operating expenses	22,611	19,948	64,119	59,325
Loss from operations	(4,607)	(5,281)	(15,928)	(19,039)
Interest income (expense):
Interest income	578	827	1,889	2,354
Interest expense	(1)	(8)	(2)	(50)

Total interest income, net	577	819	1,887	2,304
Loss before cumulative effect of change in accounting principle	(4,030)	(4,462)	(14,041)	(16,735)
Cumulative effect of change in accounting principle	—	—	—	283

Net loss	$(4,030)	$(4,462)	$(14,041)	$(16,452)

Net loss per share:
Loss per share before cumulative effect of change in accounting principle, basic and diluted	$(0.10)	$(0.12)	$(0.36)	$(0.44)
Cumulative effect of change in accounting principle	—	—	—	0.01

Net loss per common share, basic and diluted	$(0.10)	$(0.12)	$(0.36)	$(0.43)

Weighted average shares used in basic and diluted net loss per share computation	38,836	38,377	38,762	38,345
Condensed Consolidated Balance Sheet Data
(in thousands)
(unaudited)

	September 30,	June 30,	December 31,
	2007	2007	2006
Cash, cash equivalents and investments	$43,287	$43,958	$51,245
Accounts receivable, net	15,476	13,426	12,616
Other current assets	1,783	2,264	2,008
Property & equipment, net	7,756	7,902	8,376
Intangible assets, net	6,091	6,142	6,242
Other assets	1,795	1,795	1,795

Total assets	$76,188	$75,487	$82,282

Current liabilities	20,785	18,508	17,865
Deferred revenue & rent	22,745	20,850	17,918
Contingent purchase price	6,000	6,000	8,155
Long-term debt	9	14	27
Stockholders’ equity	26,649	30,115	38,317

Total liabilities and stockholders’ equity	$76,188	$75,487	$82,282

ViaCell® and ViaCord® are registered trademarks and ViaCyteSM is a service mark of ViaCell, Inc.
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